Exhibit 99


                                  CERBCO, Inc.
          CONSOLIDATING SCHEDULE - STATEMENT OF OPERATIONS INFORMATION
                      THREE MONTHS ENDED SEPTEMBER 30, 2003
                                   (unaudited)

                                                        CERBCO, Inc.                        CERBCO, Inc.    Insituform East,
                                                        Consolidated      Eliminations     Unconsolidated     Incorporated

Sales                                                    $         0 (A)   $(1,782,882)      $       0         $1,782,882
                                                      --------------     -------------    ---------------    -------------

Costs and Expenses:
  Cost of sales                                                   0  (A)    (1,620,178)              0          1,620,178
  Selling, general and administrative expenses              165,597  (A)      (755,090)        165,597            755,090
                                                      --------------     -------------    ---------------    ------------
    Total Costs and Expenses                                165,597         (2,375,268)        165,597          2,375,268
                                                      --------------     -------------    ---------------    ------------

Operating Loss                                             (165,597)           592,386        (165,597)          (592,386)
Gain on Sale of Equipment                                         0  (A)    (5,070,399)              0          5,070,399
Investment Income                                            64,936  (A)        (4,235)         64,936              4,235
Interest Expense                                                  0  (A)        22,333               0            (22,333)
Other Expense - Net                                        (751,773)            71,760        (751,773)           (71,760)
                                                      --------------     -------------    ---------------    ------------

Loss Before Income Taxes                                   (852,434)        (4,388,155)       (852,434)         4,388,155

Credit for Income Taxes                                           0  (A)      (895,000)              0            895,000
                                                      --------------     --------------   ---------------    ------------

Loss from Continuing Operations                            (852,434)        (3,493,155)       (852,434)         3,493,155

Earnings from Discontinued Operations - Net               1,371,804  (A)     1,371,804               0                  0
                                                      --------------     --------------   ---------------    ------------

NET EARNINGS (LOSS)                                      $  519,370  (C)   $(2,121,351)      $(852,434)        $3,493,155
                                                      ==============     ==============   ===============    ============

                                                                      Exhibit 99

                                  CERBCO, Inc.
               CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
                               SEPTEMBER 30, 2003
                                   (unaudited)

                                                                CERBCO, Inc.                       CERBCO, Inc.    Insituform East,
                                                                Consolidated      Eliminations    Unconsolidated     Incorporated
ASSETS
Current Assets:
  Cash and cash equivalents                                     $ 9,897,052       $          0       $ 7,490,375        $ 2,406,677
  Marketable securities                                           9,503,207                  0         9,503,207                  0
  Accounts receivable                                             1,876,565                  0            42,934          1,833,631
  Inventories                                                       232,818                  0                 0            232,818
  Prepaid and refundable taxes                                       19,676                  0                 0             19,676
  Prepaid expenses and other                                        222,391                  0            27,011            195,380
                                                                -----------       ------------       -----------        -----------

                                        TOTAL CURRENT ASSETS     21,751,709                  0        17,063,527          4,688,182

Investment in subsidiary                                                  0  (B)    (3,749,878)        3,749,878                  0

Property, Plant and Equipment - net of accumulated
  depreciation                                                    5,768,920                  0             6,048          5,762,872

Other Assets:
  Cash surrender value of SERP life insurance                     2,072,030                  0         1,778,413            293,617
  Deferred income taxes - net of valuation allowance                      0                  0                 0                  0
  Deposits and other                                                 44,489                  0            44,489                  0
                                                                -----------       ------------       -----------        -----------

                                                TOTAL ASSETS    $29,637,148       $ (3,749,878)      $22,642,355        $10,744,671
                                                                ===========       ============       ===========        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities                         $938,231       $          0       $    98,457        $   839,774

  Income taxes payable                                               10,000                  0                 0             10,000
                                                                -----------       ------------       -----------        -----------

                                   TOTAL CURRENT LIABILITIES        948,231                  0            98,457            849,774
Accrued SERP liability                                            3,087,534                  0         2,741,313            346,221
                                                                -----------       ------------       -----------        -----------
                                           TOTAL LIABILITIES      4,035,765                  0         2,839,770          1,195,995
                                                                -----------       ------------       -----------        -----------

Non-Owned Interests                                               5,798,798(A)(B)    5,798,798                 0                  0
                                                                -----------       ------------       -----------        -----------

Stockholders' Equity:
  Common stock                                                      119,190  (B)      (175,486)          119,190            175,486
  Class B Common stock                                               29,105  (B)       (11,904)           29,105             11,904
  Additional paid-in capital                                      7,527,278  (B)    (4,000,424)        7,527,278          4,000,424
  Retained earnings                                              12,127,012(B)(C)   (6,550,475)       12,127,012          6,550,475
  Treasury stock                                                          0  (B)     1,189,613                 0         (1,189,613)
                                                                -----------       ------------       -----------        -----------
                                  TOTAL STOCKHOLDERS' EQUITY     19,802,585         (9,548,676)       19,802,585          9,548,676
                                                                -----------       ------------       -----------        -----------

                  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $29,637,148        $(3,749,878)      $22,642,355        $10,744,671
                                                                ===========       ============       ===========        ===========

                                                                      Exhibit 99

                                  CERBCO, Inc.
                        CONSOLIDATING ELIMINATION ENTRIES
                               SEPTEMBER 30, 2003
                                   (unaudited)

                                  (A)

Sales                                                                              $1,782,882
Gain on sale of equipment                                                           5,070,399
Investment income                                                                       4,235
   Cost of sales                                                                                        $1,620,178
   Selling, general and administrative expenses                                                            755,090
   Interest expense                                                                                         22,333
   Other expense                                                                                            71,760
   Provision for income taxes                                                                              895,000
   Earnings from discontinued operations - net                                                           1,371,804
   Non-owned interests                                                                                   2,121,351
To eliminate the discontinued operations of Insituform East for the three months ended September 30, 2003.

                                  (B)
Common stock                                                                       $  175,486
Class B stock                                                                          11,904
Additional paid-in capital                                                          4,000,424
Retained earnings                                                                   4,429,124
  Treasury stock                                                                                        $1,189,613
  Non-owned interests                                                                                    3,677,447
  Investment in subsidiary                                                                               3,749,878
To eliminate investment in Insituform East.

                                  (C)
Retained earnings                                                                  $2,121,351
Current year operations adjustments                                                                     $2,121,351
To close out impact of eliminating entries on current quarter's statement of operations.